CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Malvern Funds of our reports dated November 20, 2025, relating to the financial statements and financial highlights  of  Vanguard Emerging Markets Bond Fund, Vanguard Institutional Intermediate-Term Bond Fund, Vanguard Institutional Short-Term Bond Fund, Vanguard Short-Term Inflation-Protected Securities Index Fund, Vanguard Core Bond Fund, Vanguard Core-Plus Bond Fund, Vanguard Multi-Sector Income Bond Fund, Vanguard Core Bond ETF, Vanguard Short Duration Bond ETF, Vanguard Multi-Sector Income Bond ETF, Vanguard Total Treasury ETF, Vanguard Total Inflation-Protected Securities ETF, Vanguard Government Securities Active ETF  and Vanguard Core-Plus Bond ETF,  which appear in Vanguard Malvern Funds’ Certified Shareholder Report on Form N-CSR for the year ended  September 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
January 26, 2026